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                                                                     EXHIBIT 4.3

                                  $400,000,000

                                CE GENERATION LLC

         $400,000,000 7.416% Senior Secured Bonds Due December 15, 2018


                               PURCHASE AGREEMENT
                               ------------------

                                                               February 24, 1999


Credit Suisse First Boston Corporation
Lehman Brothers Inc.
    c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010

Dear Sirs:

    1. Introductory. CE Generation LLC, a Delaware limited liability company ("CE Generation"), proposes, subject to the terms and conditions stated herein, to issue and sell to Credit Suisse First Boston Corporation ("CSFB") and Lehman Brothers Inc., as initial purchasers (the "Purchasers"), U.S.$400,000,000 principal amount of its 7.416% Senior Secured Bonds Due December 15, 2018 (the "Securities"), to be issued under an Indenture dated as of March 2, 1999 (the "Indenture"), by and between CE Generation and Chase Manhattan Bank and Trust Company, as trustee (the "Trustee"). Capitalized terms used herein without being defined herein shall have the meanings ascribed to such terms in the Indenture, a form of which is attached hereto as Appendix A. CE Generation hereby agrees with the Purchasers as follows:

    2. Representations and Warranties of CE Generation. CE Generation represents and warrants to, and agrees with, the Purchasers that:

         (a) CE Generation has prepared a preliminary offering circular dated February 18, 1999 (as it may be amended or supplemented, the "Preliminary Offering Circular") and a final offering circular dated February 24, 1999 (as it may be amended or supplemented, the "Final Offering Circular") relating to the Securities. Copies of the Preliminary Offering Circular and the Final Offering Circular have been delivered by CE Generation to the Purchasers. The Preliminary Offering Circular was on the date thereof accurate in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the

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statements therein, in the light of the circumstances under which they were made, not misleading; and the Final Offering Circular is as of its date (and any amendment or supplement thereto will be as of its date) accurate in all material respects and does not (and will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that CE Generation makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Circular or the Final Offering Circular in reliance upon and in conformity with written information furnished to CE Generation by any Purchaser through CSFB specifically for inclusion therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

         (b) CE Generation has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which its ownership or lease of property or in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on CE Generation and the other Transaction Parties (as defined below), taken as a whole. CE Generation has all necessary power and authority to own or lease its properties and to conduct the business in which it is engaged as described in the Final Offering Circular. All of the outstanding membership interests in CE Generation are owned by CalEnergy Company, Inc. ("CalEnergy"), free and clear of any claim, Lien, encumbrance or agreement, except as contemplated by the Operative Documents. CE Generation owns, directly or indirectly, all of the outstanding capital stock of each of the Assignors, free and clear of any claim, Lien, encumbrance or agreement, except as contemplated by the Operative Documents.

         (c) Each of CE Generation and each Assignor (each such Person, a "Transaction Party") has all power and authority necessary to execute and deliver the documents listed on Schedule II hereto (the "Operative Documents") to which it is a party and perform its obligations thereunder; each of the Operative Documents to which any Transaction Party is a party has been or on the Closing Date (as hereinafter defined) will have been duly authorized, executed and delivered by such party or parties thereto and constitutes the legal, valid and binding obligation of such party or parties, subject to the qualification that the enforceability of such party's or parties' obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy; the execution, delivery and performance by each Transaction Party of each of the Operative Documents to which it is a party and its compliance with the provisions thereof will not breach or (except as contemplated by the Operative Documents) result in the creation or imposition of any

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lien, charge or encumbrance upon any asset which is material to CE Generation and the other Transaction Parties, taken as a whole (a "Material Asset"), pursuant to the terms of, or constitute a breach of, or default under, the certificate of formation or operating agreement of CE Generation or the corporate charter or bylaws of the other Transaction Parties or any agreement, indenture (including, without limitation, the Indenture) or other instrument to which any of the Transaction Parties is a party or by which any of the Transaction Parties is bound (in each case which is material to CE Generation and the other Transaction Parties, taken as a whole) or to which any Material Asset is subject, or any law, order, rule, regulation, judgment or decree of any court or governmental agency having jurisdiction over the Transaction Parties or any Material Asset of the Transaction Parties; and, except as completed on or prior to the Closing Date (as hereinafter defined) or as required by applicable state securities laws, no consent, authorization or order of, or filing or registration by any Transaction Party with, any court, governmental agency or third party is required in connection with the execution, delivery and performance of each of the Operative Documents to which any Transaction Party is a party.

         (d) No Transaction Party is in violation of its certificate of formation or operating agreement, or its certificate of incorporation or bylaws, as the case may be. Except as described in the Final Offering Circular, none of the Transaction Parties, any Intermediate Holding Company, any Project Company or any Project Holding Company (any such Person, a "Subject Company") (i) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute a default by any Subject Company, in the due performance and observance of any material term, representation, covenant or condition contained in any lease, license, indenture, mortgage, deed of trust, note, bank loan or other evidence of indebtedness or any other agreement, understanding or instrument to which such Subject Company is a party or by which such Subject Company or any asset of such Subject Company is bound, which default would have a material adverse effect on the financial condition, business or results of operations of CE Generation and the other Transaction Parties, taken as a whole, or (ii) is in violation of any applicable law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation would have a material adverse effect on the financial condition, business or results of operations of any Subject Company, which would in turn be reasonably likely to have a material adverse effect on the financial condition, business or results of operations of CE Generation and the other Transaction Parties, taken as a whole.

         (e) Except as described in or contemplated by the Final Offering Circular, each Subject Company (i) has properly obtained each license, permit, certificate, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business as described in the Final Offering Circular, and (ii) is in compliance with all terms and conditions of each such license, permit, certificate, franchise or other governmental authorization, except (x) in either case where the failure to

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do so could not have a material adverse effect on the financial condition, business or results of operations of CE Generation and the other Transaction Parties, taken as a whole, (y) permits, consents and approvals that may be required for future drilling or operating activities which are ordinarily deemed to be ministerial in nature and which are anticipated to be obtained in the ordinary course and (z) permits, consents and approvals for developmental or construction activities which have not yet been obtained but which have been or will be applied for in the course of development or construction and which are anticipated to be obtained in the ordinary course.

         (f) Except as described in or contemplated by the Final Offering Circular, the Subject Companies hold good and valid title to, or valid and enforceable leasehold or contractual interests in, all items of real and personal property which are material to the business of CE Generation and the other Transaction Parties, taken as a whole, free and clear of all liens, encumbrances and claims which would materially interfere with the conduct of the business of CE Generation and the other Transaction Parties, taken as a whole, as described in the Final Offering Circular. Each Subject Company is presently conducting its business as described in the Final Offering Circular and in compliance with all applicable laws, rules and regulations, except where the failure to do so could not have a material adverse effect on the financial condition, business or results of operations of CE Generation or the other Transaction Parties, taken as a whole.

         (g) Deloitte & Touche LLP, whose report appears in the Final Offering Circular, is and was, during the period covered by such report, independent with respect to CE Generation within the meaning of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder (the "Exchange Act").

         (h) The Securities have been validly authorized and, when executed by the proper officers of CE Generation (assuming the due authorization, execution and delivery thereof by the Trustee) and delivered by CE Generation, will constitute the legal, valid and binding obligation of CE Generation entitled to the benefits of the Indenture, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity. The summary descriptions contained in the Final Offering Circular of the Securities, the Indenture and the other Operative Documents conform in all material respects to these documents.

         (i) The execution and delivery of each of the Security Documents to which the any Transaction Party is a party or will be a party on the Closing Date (as hereinafter defined) is or will be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, as security for the payment and performance of the obligations secured thereby, a valid and enforceable security interest in the Collateral covered or purported to be covered thereby. Upon filing of the UCC-1 financing statements

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naming the Transaction Parties as debtors and the Collateral Agent as secured party (the "Financing Statements"), such security interests granted by the Transaction Parties will have the priority purported to be created by such Security Documents. The Financing Statements on the Closing Date (as hereinafter defined) will be in appropriate form for filing (including the description of the Collateral set forth therein) in each office and in each jurisdiction where required to create and perfect the lien and security interest described above.

         (j) The Transaction Parties will own all of the Collateral on the Closing Date (as hereinafter defined), free and clear of any Liens other than Permitted Liens and Permitted Assignor Liens, as the case may be.

         (k) Except as described in the Final Offering Circular, there is no litigation or proceeding pending before or by any court or governmental agency, authority or body or any arbitrator, or, to the knowledge of CE Generation, threatened, to which any Subject Company is a party or of which any Material Asset of any Subject Company is the subject, including, without limitation, any audit by the Internal Revenue Service of the federal income tax returns of such Subject Company, which, if an adverse decision were reached, would be likely to have a material adverse effect on (x) the financial condition, business or results of operations of CE Generation and the other Transaction Parties, taken as a whole, or (y) the ability of CE Generation or any other Transaction Party to perform in any material respect its material obligations under the Transaction Documents to which it is a party.

         (l) The financial statements (including the related notes) included on pages F-1 through F-18 in the Final Offering Circular present fairly the financial condition, results of operations and changes in financial position of the entities purported to be shown thereby, at the dates and for the periods indicated, and, except as otherwise described in the Final Offering Circular, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, and the capitalization of CE Generation, as set forth in the column labeled "Actual" under the caption "CAPITALIZATION" in the Final Offering Circular, is accurately described as of the date presented therein.

         (m) Except as disclosed in the Final Offering Circular, since the date of the latest audited financial statements included in the Final Offering Circular there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business or results of operations of CE Generation and the other Transaction Parties, taken as a whole.

         (n) The factual information provided by CE Generation to Fluor Daniel, Inc. (the "Power Generation Projects Independent Engineer" and the "Geothermal

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Projects Independent Engineer"), R.W. Beck, Inc. (the "Natural Gas Projects
Independent Engineer"), Henwood Energy Services, Inc. (the "Power Market Consultant") and GeothermEx, Inc. (the "Geothermal Resource Consultant") in the preparation of their reports set forth at Appendices B, C, D, E and F to the Final Offering Circular (which factual information is referenced in such report) was provided in good faith; provided that the foregoing does not imply or express any representation or warranty by CE Generation as to the accuracy of the projections or conclusions contained in such report and does not constitute any obligation to update such reports.

         (o) No labor problem or disturbance exists with respect to Persons employed in connection with the Projects, or is threatened which might reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of CE Generation and the other Transaction Parties, taken as a whole.

         (p) Neither CE Generation nor any of its Affiliates nor (assuming the accuracy of the representations of the Purchasers set forth herein) any Person acting on their behalf has made offers or sales of securities under circumstances that would require the registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act").

         (q) The Securities meet the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

         (r) CE Generation is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor is it a closed-end investment company required to be registered, but not registered, thereunder; and CE Generation is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Offering Circular, will not be, an "investment company" as defined in the Investment Company Act.

         (s) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Securities are listed on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 ("Exchange Act") or quoted in a U.S. automated inter-dealer quotation system.

         (t) Assuming the accuracy of the representations of the Purchasers herein, the offer and sale of the Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof, Rule 144A thereunder and Regulation S thereunder; and it is not necessary to

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qualify an indenture in respect of the Securities under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

         (u) Assuming the accuracy of the representations of the Purchasers herein, neither CE Generation nor any of its Affiliates, nor any Person acting on their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. Person (as such terms are defined in Regulation S under the Securities Act) the Securities or any security of the same class or series as the Securities or (ii) has offered or will offer or sell the Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("Regulation S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. Assuming the accuracy of the representations of the Purchasers herein, CE Generation and any Person acting on its behalf have complied and will comply with the offering restrictions requirement of Regulation S.

         (v) The proceeds to CE Generation from the offering of the Securities will not be used to purchase or carry any security, except as contemplated in the Final Offering Circular.

         (w) Each of the Projects is either (i) a "Qualifying Facility," as such term is defined pursuant to the Public Utility Regulatory Policies Act of 1978, as amended, and the regulations promulgated thereunder, or (ii) an "Eligible Facility" that is owned by an "Exempt Wholesale Generator," as such terms are defined pursuant to the Public Utility Holding Company Act of 1935, as amended. Neither CE Generation nor any other Subject Company will, solely as a result of the participation by the parties separately or as group in the transactions contemplated by the Transaction Documents and the ownership, use or operation of the Projects, be subject to regulation by any Governmental Authority as a "public utility," an "electric utility," an "electric utility holding company," a "public utility holding company," a "holding company," or an "electrical corporation" or a subsidiary or Affiliate of any of the foregoing under any Applicable Law (including, without limitation, rules and regulations of the Public Utility Holding Company Act of 1935 (other than Section 9(a)(2) thereof), the Federal Power Act of 1920 and the Public Utility Regulatory Policies Act of 1978, each as amended).

         (x) CE Generation is not a "party in interest" or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended) with respect to any "employee benefit plan" (within the meaning of Section 3(3) of the ERISA).

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         (y) The proceeds from the sale of Securities will be utilized by CE
Generation as described under the section of the Final Offering Circular titled "Use of Proceeds."

    3 Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, CE Generation agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from CE Generation, at a purchase price of 99.125% of the principal amount of the Securities, plus accrued interest from March 2, 1999 to the Closing Date (as hereinafter defined), the respective principal amounts of the Securities set forth opposite the names of the Purchasers on Schedule I.

         CE Generation will deliver against payment of the purchase price the Securities in the form of one or more permanent global Securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Final Offering Circular. Payment for the Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account in New York previously designated to CSFB by CE Generation drawn to the order of CE Generation at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 at 10:00 a.m. (New York time), on March 2, 1999, or at such other time not later than seven (7) full business days thereafter as CSFB and CE Generation determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Securities. The Global Securities will be made available for checking at the above offices of Skadden, Arps, Slate, Meagher & Flom LLP at least twenty-four
(24) hours prior to the Closing Date.

         Notwithstanding the foregoing, any Securities sold to Institutional Accredited Investors (as hereinafter defined) pursuant to Section 4(c) shall be issued in definitive, fully registered form and shall bear the legend relating thereto set forth under "TRANSFER RESTRICTIONS" in the Final Offering Circular, but shall be paid for in the same manner as any Securities to be purchased by the Purchasers hereunder and to be offered and sold by it in reliance on Rule 144A under the Securities Act.

    4 Representations by Purchasers; Resale by Purchasers.

         (a) Each Purchaser severally represents and warrants to CE Generation that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

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         (b) Each Purchaser severally acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Securities, and will offer and sell the Securities only in accordance with Rule 903 under the Securities Act or Rule 144A under the Securities Act ("Rule 144A") or to a limited number of Institutional Accredited Investors in accordance with clause
(c) of this Section 4. Accordingly, neither such Purchaser nor its Affiliates, nor any Persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Securities, and such Purchaser, its Affiliates and all Persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S and Rule 144A.

         (c) Each Purchaser may offer and sell Securities in definitive, fully registered form to a limited number of institutions, each of which is reasonably believed by such Purchaser to be an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1),
(2) or (3) under the Securities Act (each an "Institutional Accredited Investor"); provided that each such Institutional Accredited Investor executes and delivers to such Purchaser and CE Generation, prior to the consummation of any sale of Securities to such Institutional Accredited Investor, a Purchaser's Letter in substantially the form attached to the Final Offering Circular as Annex G (a "Purchaser's Letter").

         (d) Each Purchaser severally agrees that neither it nor any of its Affiliates has entered into or will enter into any contractual arrangement with respect to the distribution of the Securities except for any such arrangements with the prior written consent of CE Generation.

         (e) Each Purchaser severally agrees that neither it nor any of its Affiliates has offered or sold the Securities or will offer or sell the Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

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         (f) Each Purchaser severally represents and agrees that (i) it has not offered or sold and prior to the date six (6) months after the date of issue of the Securities will not offer or sell any Securities to Persons in the United Kingdom except to Persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the Securities to a Person who is of the kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a Person to whom such document may otherwise lawfully be issued or passed on.

    5 Certain Agreements of CE Generation. CE Generation agrees with the several Purchasers that:

         (a) CE Generation will advise CSFB promptly of any proposal to amend or supplement the Final Offering Circular and will not effect such amendment or supplementation without CSFB's consent. If at any time prior to the completion of the resale of the Securities by the Purchasers any event occurs as a result of which the Final Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, CE Generation promptly will notify CSFB of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFB's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

         (b) CE Generation will furnish to CSFB copies of the Preliminary Offering Circular, the Final Offering Circular and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFB reasonably requests, and CE Generation will furnish to CSFB on the date hereof three (3) copies of the Final Offering Circular signed by a duly authorized officer of CE Generation. At any time when CE Generation is not subject to Section 13 or 15(d) of the Exchange Act, CE Generation will promptly furnish or cause to be furnished to the Purchasers and, upon request of holders and prospective purchasers of the Securities, to such holders and prospective purchasers, copies of the information required to be

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delivered to holders and prospective purchasers of the Securities pursuant to
Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Securities. CE Generation will pay the expenses of printing and distributing to the Purchasers and such holders and prospective purchasers all such documents.

         (c) CE Generation will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the Applicable Laws of such jurisdictions in the United States and Canada as CSFB designates and will continue such qualifications in effect so long as required for the resale of the Securities by the Purchasers; provided that CE Generation will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

         (d) During the period of five (5) years hereafter, CE Generation will furnish to the Purchasers, as soon as available after the end of each fiscal year, a copy of its annual audited consolidated financial statements.

         (e) During the period of two (2) years after the Closing Date, CE Generation will, upon request, furnish to the Purchasers and any holder or beneficial owner of Securities a copy of the restrictions on transfer applicable to the Securities.

         (f) During the period of two (2) years after the Closing Date, CE Generation will not, and will not permit any of their Affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by any of them.

         (g) During the period of two (2) years after the Closing Date, CE Generation will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

         (h) CE Generation will pay all expenses incidental to the performance of their obligations under this Agreement, the Indenture and the other Financing Documents, including, without limitation (i) the fees and expenses of the Trustee and its professional advisers, and (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Securities, the preparation and printing of this Agreement, the Securities, the Indenture, the Preliminary Offering Circular, the Final Offering Circular and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Securities. CE Generation will also pay or reimburse the Purchasers (to the extent incurred by them) for any expenses actually and reasonably incurred by the Purchasers in connection with the purchase and sale of the Securities, including, without limitation, all out-of-pocket expenses incurred by the Purchasers (such as, but not limited to, travel, hotel, telephone and telecopy charges), all

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fees and disbursements of counsel to the Purchasers, expenses related to qualification of the Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFB designates and the printing of memoranda relating thereto, up to $1,000 ("blue sky fees"), fees charged by investment rating agencies for the rating of the Securities ("rating agency fees"), all travel expenses of the Purchasers' and CE Generation's officers and employees and any other expenses of the Purchasers and CE Generation in connection with attending or hosting meetings with prospective purchasers of the Securities from the Purchasers and for expenses incurred in distributing Preliminary Offering Circulars and Final Offering Circulars (including any amendments and supplements thereto) to the Purchasers and prospective purchasers of the Securities from the Purchasers; provided that such fees and expenses (other than rating agency fees, blue sky fees and fees and disbursements of counsel to the Purchasers) are estimated to be approximately $175,000 and will be subject to audit and verification by CE Generation that such fees and expenses were reasonably incurred in connection with the issuance and offering of the Securities.

         (i) In connection with the offering, until the earlier of (x) one hundred eighty (180) days following the Closing Date and (y) the date CSFB shall have notified CE Generation of the completion of the resale of the Securities, neither CE Generation nor any of its Affiliates has or will, either alone or with one or more other Persons, bid for or purchase for any account in which it or any of its Affiliates has a beneficial interest any Securities or attempt to induce any Person to purchase any Securities; and neither CE Generation nor any of its Affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Securities.

         (j) CE Generation will not, until thirty (30) days following the Closing Date, without the prior written consent of CSFB, pursuant to Rule 144A, Regulation S or an offering registered under the Securities Act, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by CE Generation (other than the Securities).

    6 Conditions of the Obligations of the Purchaser. The obligations of the Purchasers to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties made by CE Generation herein, to the accuracy of the statements of officers of CE Generation pursuant to the provisions hereof, to the performance by CE Generation of its obligations hereunder and to the following additional conditions precedent:

         (a) The Purchase shall have received a letter, dated the date of this Agreement, of Deloitte & Touche LLP in form and substance reasonably satisfactory to CSFB concerning the financial information with respect to CE Generation set forth in the Final Offering Circular.

         (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred: (i) any change, or any development or event involving a prospective change, in or affecting the financial condition, business or results of operations of CE Generation and the other Transaction Parties, taken as a whole, which, in the reasonable judgment of the Purchasers, materially impairs the investment quality of the Securities or is material and adverse and makes it impractical or inadvisable to proceed with the offering of the Securities; (ii) any downgrading in the rating of any debt securities of CE Generation by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any public announcement that such organization has under surveillance or review its rating of any debt securities of CE Generation (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange or any suspension of trading of any securities of CalEnergy on any exchange or in the over the counter market; (iv) any banking moratorium declared by U.S. federal or New York state authorities; or (v) any outbreak or escalation of hostilities in which the United States is involved, any declaration of war by the Congress of the United States or any other change in the financial markets or substantial national calamity or emergency if, in the judgment of the Purchasers, the effect of any such outbreak, escalation, declaration, change, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

         (c) (i) The representations and warranties of each of CE Generation and the other Transaction Parties contained herein and in each other Operative Document to which CE Generation or any of the other Transaction Parties is party shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, (ii) each of CE Generation and the other Transaction Parties shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or thereunder at or prior to the Closing Date, and (iii) subsequent to the respective dates of the most recent financial statements in the Final Offering Circular, there shall have been no material adverse change in the financial position or results of operation of CE Generation and the other Transaction Parties, taken as a whole, each of the matters set forth in clauses (i) through (iii) immediately above as evidenced by an Officer's Certificate of CE Generation, dated the Closing Date.

         (d) On or prior to the Closing Date, each of the Operative Documents shall have been fully executed and delivered in a manner reasonably satisfactory to the Purchasers by each of the parties thereto and no provision thereof shall have been amended, waived or otherwise modified. As of the Closing Date, each of the Operative

Documents shall be in full force and effect and all conditions precedent to any parties' obligations thereunder shall have been satisfied.

         (e) On the Closing Date, CE Generation shall have delivered to the Trustee evidence reasonably satisfactory to the Purchasers that any irrevocable letter of credit anticipated to be required in order to fund the Debt Service Reserve Account up to the Debt Service Reserve Requirement has been obtained and is in existence on the Closing Date or other arrangements with respect to such obligations acceptable to the Purchasers shall have been made.

         (f) UCC-1 Financing Statements shall have been delivered for filing, recordation and/or registration in each office and in each jurisdiction where required to create and perfect a valid and enforceable security interest in the Collateral covered or purported to be covered by the Security Documents, with the priority purported to be granted thereby. All taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of such UCC-1 Financing Statements shall have been paid or provided for. All Collateral shall be subject to no Liens other than Permitted Liens or Permitted Assignor Liens.

         (g) On or prior to the Closing Date, each of the Project Documents, in the forms as previously delivered to the Purchasers or their counsel and as they exist as executed versions as of the date of this Agreement or in such forms as shall be reasonably satisfactory in form and substance to the Purchasers and their counsel shall have been executed and delivered. As of the Closing Date, each of the Project Documents shall be in full force and effect, no default shall have occurred thereunder, all conditions precedent thereunder shall be satisfied and there shall not have occurred any event of force majeure thereunder as of the Closing Date.

         (h) The Purchasers shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP that meets the requirements of subsection (a) above, except that the specified date referred to in such subsection will be a date not more than three (3) days prior to the Closing Date for the purposes of this subsection (i).

         (i) The Power Generation Independent Engineer shall have consented to the references to it in the Final Offering Circular and the use of the Power Generation Independent Engineer's Report (as defined in the Final Offering Circular) prepared by the Power Generation Independent Engineer and contained in Appendix B to the Final Offering Circular; and since the date of the Power Generation Independent Engineer's Report, no event affecting the Power Generation Independent Engineer's Report or the matters referred to therein shall have occurred (A) which shall make untrue or incorrect in any material respect, as of the Closing Date, any information or statement contained in the Power Generation Independent Engineer's Report or in the Final Offering Circular relating to matters referred to in the Power Generation Independent Engineer's Report, or (B) which shall not be reflected in the Final Offering Circular but should be reflected therein in order to make the statements and information contained in the Power Generation Independent Engineer's Report, or in the Final Offering Circular relating to matters referred to in the Power Generation Independent Engineer's Report, in light of the circumstances under which they were made, not misleading, as evidenced by a certificate reasonably satisfactory to the Purchasers of an authorized officer of the Power Generation Independent Engineer, dated the Closing Date.

         (j) The Natural Gas Independent Engineer shall have consented to the references to it in the Final Offering Circular and the use of the Natural Gas Independent Engineer's Report (as defined in the Final Offering Circular) prepared by the Natural Gas Independent Engineer and contained in Appendix C to the Final Offering Circular; and since the date of the Natural Gas Independent Engineer's Report, no event affecting the Natural Gas Independent Engineer's Report or the matters referred to therein shall have occurred (A) which shall make untrue or incorrect in any material respect, as of the Closing Date, any information or statement contained in the Natural Gas Independent Engineer's Report or in the Final Offering Circular relating to matters referred to in the Natural Gas Independent Engineer's Report, or (B) which shall not be reflected in the Final Offering Circular but should be reflected therein in order to make the statements and information contained in the Natural Gas Independent Engineer's Report, or in the Final Offering Circular relating to matters referred to in the Natural Gas Independent Engineer's Report, in light of the circumstances under which they were made, not misleading, as evidenced by a certificate reasonably satisfactory to the Purchasers of an authorized officer of the Natural Gas Independent Engineer, dated the Closing Date.

         (k) The Geothermal Projects Independent Engineer shall have consented to the references to it in the Final Offering Circular and the use of the Geothermal Projects Independent Engineer's Report (as defined in the Final Offering Circular) prepared by the Geothermal Projects Independent Engineer and contained in Appendix D to the Final Offering Circular; and since the date of the Geothermal Projects Independent Engineer's Report, no event affecting the Geothermal Projects Independent Engineer's Report or the matters referred to therein shall have occurred (A) which shall make untrue or incorrect in any material respect, as of the Closing Date, any information or statement contained in the Geothermal Projects Independent Engineer's Report or in the Final Offering Circular relating to matters referred to in the Geothermal Projects Independent Engineer's Report, or (B) which shall not be reflected in the Final Offering Circular but should be reflected therein in order to make the statements and information contained in the Geothermal Projects Independent Engineer's Report, or in the Final Offering Circular relating to matters referred to in the Geothermal Projects Independent Engineer's Report, in light of the circumstances under which they were made, not misleading, as evidenced by a certificate reasonably satisfactory to the Purchasers of an authorized officer of the Geothermal Projects Independent Engineer, dated the Closing Date.

         (l) The Power Market Consultant shall have consented to the references to it in the Final Offering Circular and the use of the Power Market Consultant's Report (as defined in the Final Offering Circular) prepared by the Power Market Consultant and contained in Appendix E to the Final Offering Circular; and since the date of the Power Market Consultant's Report, no event affecting the Power Market Consultant's Report or the matters referred to therein shall have occurred (A) which shall make untrue or incorrect in any material respect, as of the Closing Date, any information or statement contained in the Power Market Consultant's Report or in the Final Offering Circular relating to matters referred to in the Power Market Consultant's Report, or (B) which shall not be reflected in the Final Offering Circular but should be reflected therein in order to make the statements and information contained in the Power Market Consultant's Report, or in the Final Offering Circular relating to matters referred to in the Power Market Consultant's Report, in light of the circumstances under which they were made, not misleading, as evidenced by a certificate reasonably satisfactory to the Purchasers of an authorized officer of the Power Market Consultant, dated the Closing Date.

         (m) The Geothermal Resource Consultant shall have consented to the references to it in the Final Offering Circular and the use of the Geothermal Resource Consultant's Report (as defined in the Final Offering Circular) prepared by the Geothermal Resource Consultant and contained in Appendix F to the Final Offering Circular; and since the date of the Geothermal Resource Consultant's Report, no event affecting the Geothermal Resource Consultant's Report or the matters referred to therein shall have occurred (A) which shall make untrue or incorrect in any material respect, as of the Closing Date, any information or statement contained in the Geothermal Resource Consultant's Report or in the Final Offering Circular relating to matters referred to in the Geothermal Resource Consultant's Report, or (B) which shall not be reflected in the Final Offering Circular but should be reflected therein in order to make the statements and information contained in the Geothermal Resource Consultant's Report, or in the Final Offering Circular relating to matters referred to in the Natural Gas Independent Engineer's Report, in light of the circumstances under which they were made, not misleading, as evidenced by a certificate reasonably satisfactory to the Purchasers of an authorized officer of the Geothermal Resource Consultant, dated the Closing Date.

         (n) The Purchasers shall have received an opinion, dated the Closing Date, of Willkie Farr & Gallagher, counsel for CE Generation, containing opinions customary for transactions of the type described herein and otherwise in form and substance reasonably satisfactory to the Purchasers.

         (o) The Purchasers shall have received an opinion, dated the Closing Date, of Steven A. McArthur, Executive Vice President and General Counsel of CE Generation, containing opinions customary for transactions of the type described herein and otherwise in form and substance reasonably satisfactory to the Purchasers.

         (p) The Purchasers shall have received an opinion, dated the Closing Date, of Lionel Sawyer & Collins, special Nevada counsel for CE Generation, containing opinions customary for transactions of the type described herein and otherwise in form and substance reasonably satisfactory to the Purchasers.

         (q) The Purchasers shall have received an opinion, dated the Closing Date, of Akin Gump Strauss Hauer & Feld, LLP, special Texas counsel for CE Generation, containing opinions customary for transactions of the type described herein and otherwise in form and substance reasonably satisfactory to the Purchasers.

         (r) The Purchasers shall have received an opinion, dated the Closing Date, of White & Case LLP, special regulatory counsel for CE Generation, containing opinions customary for transactions of the type described herein and otherwise in form and substance reasonably satisfactory to the Purchasers.

         (s) The Purchasers shall have received an opinion, dated the Closing Date, from Lillick & Charles, counsel to the Trustee, the Collateral Agent and the Depositary Agent, in respect of the enforceability of the Operative Documents to which the Trustee, the Collateral Agent and the Depositary Agent are parties and the authentication of the Securities by the Trustee, which opinion shall be satisfactory in all respects to the Purchasers and their counsel.

         (t) The Purchasers shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Purchasers, such opinion or opinions as the Purchasers may reasonably request, dated the Closing Date, with respect to the validity of the Securities, the Final Offering Circular and other matters CSFB may request, and CE Generation shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (u) The Purchasers shall have received, in form and substance satisfactory to the Purchasers, copies of such further opinions, certificates, letters and documents as the Purchasers reasonably request.

    7 Indemnification and Contribution.

         (a) CE Generation will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of CE Generation contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Final Offering Circular, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that CE Generation will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to CE Generation by any Purchaser through CSFB specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided, further that, with respect to any untrue statement in or omission from the Preliminary Offering Circular, this indemnity agreement shall not inure to the benefit of any Purchaser on account of any loss, claim, damage, liability or action arising from the sale of any Securities to any Person by such Purchaser, to the extent that such sale was an initial resale by such Purchaser, and if such Purchaser failed to send or give a copy of the Final Offering Circular, as the same may be amended or supplemented, to that Person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Preliminary Offering Circular was corrected in the Final Offering Circular and the Final Offering Circular was made available to such Purchaser prior to the sale of the Securities.

         (b) Each Purchaser will severally and not jointly indemnify and hold harmless CE Generation, its partners, directors and officers and each person, if any, who controls CE Generation within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which CE Generation may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Final Offering Circular, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to CE Generation by such Purchaser through CSFB specifically for use therein, and will reimburse CE Generation for any legal or other expenses reasonably incurred by CE Generation in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchasers consists of the following information in the Final Offering Circular: the third paragraph, the fifth paragraph, the second sentence of the seventh paragraph, the eighth paragraph and the last paragraph under the caption "PLAN OF DISTRIBUTION."

         (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; provided that the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent the indemnified party and their respective controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 7 if the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or, if in the written opinion of counsel to either the indemnifying party or the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, and in that event the fees and expenses of one firm of separate counsel (in addition to the fees and expenses of local counsel) shall be paid by the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of an indemnified party.

         (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by CE Generation on the one hand and the Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of CE Generation on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by CE Generation on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by CE Generation bear to the total discounts and commissions received by the Purchasers from CE Generation under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by CE Generation, on the one hand, or the Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Purchasers shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were resold exceeds the amount of any damages which the Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (e The obligations of CE Generation under this Section 7 shall be in addition to any liability which CE Generation may otherwise have and shall extend, upon the same terms and conditions, to each Person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section 7 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or shareholder of CE Generation and to each Person, if any, who controls CE Generation within the meaning of the Securities Act or the Exchange Act.

    8. Default by Purchasers. If any Purchaser defaults in its obligations to purchase Securities hereunder and the aggregate principal amount of Securities that such defaulting Purchaser agreed but failed to purchase does not exceed 10% of the total principal amount of Securities, the remaining Purchaser may make arrangements satisfactory to CE Generation for the purchase of such Securities by other persons, including itself, but if no such arrangements are made by the Closing Date, the non-defaulting Purchaser shall be obligated to purchase the Securities that such defaulting Purchaser agreed but failed to purchase. If any Purchaser so defaults and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the total principal amount of Securities and arrangements satisfactory to the remaining Purchaser and CE Generation for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Purchaser or CE Generation, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

    9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of CE Generation or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, CE Generation any of their respective representatives, officers or directors or any controlling Person, and will survive delivery of and payment for the Securities. If for any reason the purchase of the Securities by the Purchaser is not consummated, CE Generation shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 hereof and the respective obligations of CE Generation and the Purchasers pursuant to Section 7 shall remain in effect; provided that, notwithstanding the foregoing, in such circumstances CE Generation shall not be obligated to reimburse the Purchasers for their out-of-pocket expenses (excluding fees and disbursements of counsel and rating agency fees) in excess of $175,000; and provided, further that if the purchase of the Securities is not consummated solely because of the occurrence of an event specified in Section 6(b)(iv), (v) or (vi), then CE Generation shall have no obligation to reimburse the Purchasers for their out-of-pocket expenses (including fees and disbursements of counsel), except for rating agency fees.

    10. Notices. All communications hereunder will be in writing and, if sent to any Purchaser will be mailed, delivered or telegraphed and confirmed to CSFB, at Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010, Attention: Investment Banking Department-Transactions Advisory Group; or, if sent to CE Generation, will be mailed, delivered or telegraphed and confirmed to them at 302 South 36th Street, Suite 400, Omaha, Nebraska, 68131, Attention: General Counsel.

    11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling Persons referred to in Section 7, and no other Person will have any right or obligation hereunder.

    12. Representation of Purchasers. CSFB will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by CSFB will be binding upon all the Purchasers.

    13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

    14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). CE Generation hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between CE Generation and the Purchasers in accordance with its terms.

                                       Very truly yours,

                                       CE GENERATION LLC


                                       By: /s/ Steven A. McArthur
                                           ---------------------------------
                                           Name:  Steven A. McArthur
                                           Title: Executive Vice President


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
LEHMAN BROTHERS INC.

By: CREDIT SUISSE FIRST BOSTON CORPORATION


By: /s/ Jonathan Bram
    -------------------------------------
    Name:  Jonathan Bram
    Title: Managing Director

Signature Page to Purchase Agreement

                                   SCHEDULE I

                                   PURCHASERS

                                                   Principal Amount
               Manager                             of Securities

        Credit Suisse First Boston Corporation     $200,000,000
        Lehman Brothers Inc.                       $200,000,000
                                                   ------------
                    Total                          $400,000,000
                                                   ============

                                   SCHEDULE II

                               OPERATIVE DOCUMENTS


Indenture

Securities

Purchase Agreement

Registration Rights Agreement

Pledge Agreements

Assignor Security Agreement

CE Generation Security Agreement

Intercreditor Agreement

Depositary Agreement

Irrevocable Instructions

Securities Account Control Agreement

Debt Service Reserve LOC Reimbursement Agreement